Exhibit 10.41
EXECUTION VERSION

PHYSICIANS REALTY L.P.,
as Issuer

PHYSICIANS REALTY TRUST,
as Parent Guarantor

$25,000,000 4.09% Senior Notes, Series A, due August 11, 2025
$25,000,000 4.18% Senior Notes, Series B, due August 11, 2026
$25,000,000 4.24% Senior Notes, Series C, due August 11, 2027

___________________________________

Second Amendment

Dated as of February 9, 2024
to the
Note Purchase and Guarantee Agreement

Dated as of August 11, 2016
___________________________________

Second Amendment to the Note Purchase and Guarantee Agreement
This Second Amendment, dated as of February 9, 2024 (this “Second Amendment”), to the Note Purchase and Guarantee Agreement, dated as of August 11, 2016, is among Physicians Realty L.P., a Delaware limited partnership (the “Issuer”), Physicians Realty Trust, a Maryland real estate investment trust (the “Parent Guarantor” and, together with the Issuer, the “Obligors”), and each of the institutions which is a signatory to this Second Amendment (collectively, the “Noteholders”).
Recitals:
    A.    The Obligors and each of the Purchasers listed on Schedule A thereto have heretofore entered into the Note Purchase and Guarantee Agreement, dated as of August 11, 2016 (as amended, the “Note Purchase Agreement”). The Issuer has heretofore issued (i) $25,000,000 aggregate principal amount of its 4.09% Senior Notes, Series A, due August 11, 2025 (the “Series A Notes”), (ii) $25,000,000 aggregate principal amount of its 4.18% Senior Notes, Series B, due August 11, 2026 (the “Series B Notes”) and (iii) $25,000,000 aggregate principal amount of its 4.24% Senior Notes, Series C, due August 11, 2027 (the “Series C Notes,” collectively with the Series A Notes and the Series B Notes, the “Notes”) pursuant to the Note Purchase Agreement. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.
    B.    The Obligors and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects hereinafter set forth.
    C.    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.
    D.    All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Obligors and the Noteholders do hereby agree as follows:
Section 1.    Amendments.
    Section 1.1.    Section 8.2 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:
“Section 8.2 Optional Prepayments with Make-Whole Amount. The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes in an amount not less than $10,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 (except as provided in the following proviso) not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment; provided that such notice may state that such prepayment is conditioned upon the occurrence of the “Closing” as defined in and pursuant to that certain Agreement and Plan of Merger dated as of October 29, 2023 among the Issuer, the Parent Guarantor, Healthpeak Properties, Inc., DOC DR Holdco, LLC (formerly known as Alpine Sub, LLC) and DOC DR, LLC (formerly known as Alpine OP Sub, LLC), as it may be amended, modified or supplemented from time to time (the “Merger Agreement”), in which case, notwithstanding anything to the contrary in this Section 8.2, (i) such notice may be given less than thirty (30) days prior to, but shall be given not less than five (5) Business Days prior to, the prepayment date specified therein (which may be a date determined by reference to the satisfaction of certain conditions), (ii) such notice may be revoked by the Issuer (by written notice to each holder of Notes on or prior to the specified prepayment date) if the Mergers (as defined in the Merger Agreement) are not consummated on or prior to such date (in which case, for the avoidance of doubt, the Issuer shall be entitled to deliver a new notice pursuant to clause (i) hereof on or after such date) and (iii) the prepayment date may, by written notice to each holder of Notes on or prior to the specified prepayment date, be delayed until the Closing (as defined in the Merger Agreement) occurs; provided further that the date specified for such prepayment in any notice delivered pursuant to the immediately preceding proviso (including as such date may be extended pursuant to clause (iii)) shall not be later than September 30, 2024. Each such notice shall (subject to clause (i) in the immediately preceding sentence) specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by an Officer’s Certificate as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2)

Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes an Officer’s Certificate specifying the calculation of such Make-Whole Amount as of the specified or anticipated prepayment date.”
Section 2.    Representations and Warranties of the Obligors.
    Section 2.1.    To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Obligors jointly and severally represent and warrant to the Noteholders that:
    (a)    this Second Amendment has been duly authorized, executed and delivered by each Obligor and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of each Obligor enforceable against such Obligor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
    (b)    the Note Purchase Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of each Obligor enforceable against such Obligor in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
    (c)    the execution, delivery and performance by each Obligor of this Second Amendment (i) has been duly authorized by all necessary action on the part of such Obligor, (ii) does not require the consent or approval of any governmental or regulatory body or agency and (iii) will not violate in any material respect any provision of any Applicable Laws relating to such Obligor, any of the Organizational Documents of such Obligor, or any order, judgment or decree of any court or other agency of government binding on such Obligor; and
    (d)    as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing.
    Section 3.    Conditions to Effectiveness of This Second Amendment.
    Section 3.1.    This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
    (a)    executed counterparts of this Second Amendment, duly executed by each of the Obligors and the Noteholders, shall have been delivered to the Obligors and the Noteholders; and
    (b)    the representations and warranties of each of the Obligors set forth in Section 2 hereof are true and correct on and with respect to the date hereof.

Upon receipt of all of the foregoing, this Second Amendment shall become effective.
Section 4.    Miscellaneous.
    Section 4.1.    This Second Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and confirmed and shall be and remain in full force and effect.
    Section 4.2.    Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Purchase Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.
    Section 4.3.    The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
    Section 4.4.    This Second Amendment shall be governed by and construed in accordance with New York law.
* * * * *

    Section 4.5.    The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

PHYSICIANS REALTY L.P., a Delaware limited partnership
By: Physicians Realty Trust, as General Partner

By: /s/ John T. Thomas
    Name: John T. Thomas
Title: President and Chief Executive
Officer

PHYSICIANS REALTY TRUST, a Maryland real estate investment trust

By: /s/ John T. Thomas
    Name: John T. Thomas
Title: President and Chief Executive
Officer

Accepted and Agreed to on the date first written above:
AMERICAN GENERAL LIFE INSURANCE COMPANY

By: Blackstone Real Estate Special Situations Advisors LLC, as its Investment Advisor

By: /s/Daniel Owen Parker
Name: Daniel Owen Parker
Title: MD

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: Blackstone Real Estate Special Situations Advisors LLC, as its Investment Advisor

By: /s/Daniel Owen Parker
Name: Daniel Owen Parker
        Title: MD

Accepted and Agreed to on the date first written above:

National Union Fire Insurance Company Of Pittsburgh, PA

By: BlackRock Financial Management,
    Inc., as investment manager

/s/ Marshall Merriman
    Name: Marshall Merriman
    Title: Managing Director

Lexington Insurance Company

By: BlackRock Financial Management,
    Inc., as investment manager

/s/ Marshall Merriman
    Name: Marshall Merriman
    Title: Managing Director

The United States Life Insurance Company in the City of New York

By: BlackRock Financial Management,
    Inc., as investment manager

/s/ Marshall Merriman
    Name: Marshall Merriman
    Title: Managing Director